EXHIBIT 2

          Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, and this Warrant cannot be exercised, sold or transferred, and the shares of Common Stock issuable upon exercise of this Warrant cannot be sold or transferred, unless and until they are so registered or unless exemption from registration is then available.

                       COMMON STOCK PURCHASE WARRANT

             TO SUBSCRIBE FOR AND PURCHASE THE COMMON STOCK OF

                           SNYDER OIL CORPORATION

          THIS CERTIFIES that, for value received, UNION PACIFIC RESOURCES COMPANY, a Delaware corporation ("UPRC"), or its registered assigns (UPRC and each such assign hereinafter referred to individually as a "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from SNYDER OIL CORPORATION, a Delaware corporation ("Snyder"), at any time on or after the date hereof and on or before the applicable Expiration Date (as defined below), up to an aggregate amount of 2,000,000 fully paid and nonassessable shares of Common Stock, par value $.01 per share of Snyder ("Common Stock") at a purchase price equal to the applicable Warrant Price (as defined below). This Warrant has been issued in connection with and in consideration of the transactions contemplated by that certain Joint Venture Agreement, dated as of February 8, 1994, between UPRC and Snyder.

          This Warrant is subject to the following provisions, terms and conditions:

          Section 1. EXERCISE OF WARRANT. Subject to the provisions hereof, the rights represented by this Warrant may be exercised, in whole or in part (but not as to a fractional share of Common Stock), at any time on or after the date hereof and on or before the Expiration Date, by presentation and surrender hereof at the office or agency of Snyder maintained for that purpose (the "Warrant office or agency"), with the Purchase Form annexed hereto duly executed and accompanied by payment to Snyder or for the account of Snyder, of the applicable Warrant Price for the number of shares specified in such form. Snyder shall keep at the Warrant office or agency a register for the registration and registration of transfer of Warrants. The Warrant Price for the number of shares of Common Stock specified in the Purchase Form shall be payable in United States dollars by bank check or wire transfer of immediately available funds to an account designated by Snyder for this purpose.

          Upon receipt by Snyder of this Warrant at the Warrant office or agency, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the shares of Common Stock as aforesaid, notwithstanding that the stock transfer books of Snyder shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Snyder shall pay all expenses, and any and all stamp or similar taxes, that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 1, except that Snyder shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder who shall have surrendered this warrant in exercise of the subscription right evidenced hereby and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to Snyder such tax or has established to the satisfaction of Snyder that such tax has been paid. All shares of Common Stock issued by Snyder upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

          Certificates for the shares of Common Stock purchased pursuant hereto shall be delivered by Snyder to the Holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been exercised, and, unless this Warrant shall have expired or all shares of Common Stock covered hereby shall have been purchased in accordance herewith, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

          Section 2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. Snyder hereby agrees that, during the period in which the rights represented by this Warrant may be exercised, there shall be reserved for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. Snyder further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Snyder. Without limiting the generality of the foregoing, Snyder agrees that before taking any action which would cause an adjustment reducing the Warrant Price below the then par value of Common Stock issuable upon exercise hereof, Snyder will from time to time take all such action which may be necessary in order that Snyder may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Warrant Price as so adjusted. Snyder will take all such action as may be necessary to assure that the shares of Common Stock issued or delivered hereunder are so issued or delivered without violation of any applicable law or regulation or of any requirement of any securities exchange upon which the Common Stock may be listed. Snyder will not take any action that would result in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable upon the full exercise of this Warrant and any other warrants and all shares of Common Stock issuable upon the exercise of any rights or warrants issued by Snyder or upon conversion of all stock or securities convertible into Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by Snyder's Certificate of Incorporation.

          Section 3. FRACTIONAL SHARES. Snyder shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay for any such fraction of a share in cash or by certified or official bank check at the Warrant Price applicable thereto.

          Section 4. LOSS OF WARRANT. Upon receipt by Snyder of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Snyder will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of Snyder, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

          Section 5. RIGHTS OF HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of Snyder.

          Section 6. EXPIRATION DATE. This Warrant shall expire and the subscription rights provided for herein shall terminate (a) on February 8, 1997 with respect to one-half of the Warrant Number (as defined below) of shares of Common Stock issuable hereunder (the "3-Year Shares"), and (b) on February 8, 1998 with respect to the remaining one-half of the Warrant Number of shares of Common Stock issuable hereunder (the "4-Year Shares"); provided that if the market price per share (determined as provided below) of the Common Stock as of February 8, 1995 is less than $16.50 per share, the foregoing dates shall be extended to February 8, 1998 and February 8, 1999 for the 3-Year Shares and 4-Year Shares, respectively. The Expiration Dates applicable to the 3-Year Shares and the 4-Year Shares may not be accelerated for any reason.

          Section 7. INITIAL WARRANT PRICE AND ADJUSTMENTS. The initial purchase price for the shares of Common Stock issuable hereunder shall be $25.00 per share for the 3-Year Shares and $27.00 per share for the 4-Year Shares; provided that each such purchase price shall be subject to adjustment as provided in the next succeeding sentence and in Section 8 hereof (each such price or prices as last adjusted, as the case may be, being referred to herein as the "Warrant Price"). Subject to Section 8, on February 8, 1995 the Warrant Price for both the 3-Year Shares and for the 4-Year Shares shall be adjusted to equal the market price per share (determined as provided below) of the Common Stock as of such date multiplied by 120%; provided, however, that in no event shall such adjustment cause the Warrant Price for the 3-Year Shares or the 4-Year Shares to exceed the respective purchase price for such shares specified in the first sentence of this Section 7 or to be less than $21.60 per share. In the event of any adjustment in the Warrant Price pursuant to Section 8, the maximum and minimum prices in the preceding sentence shall be adjusted accordingly.

          Section 8. ANTIDILUTION PROVISIONS. The Warrant Price shall be subject to further adjustment from time to time as provided in this Section 8.

          8A. DISTRIBUTION OF OTHER SHARES OR SECURITIES. In case Snyder shall pay a dividend or make a distribution on its Common Stock that is paid or made (1) in other shares of stock of Snyder or (2) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, then in each such case this Warrant shall be adjusted retroactively so that the Holder of this Warrant shall, upon exercise thereof, be entitled to receive the number of other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such Holder would have owned or have been entitled to receive after the happening of any event described above had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this Subsection 8A shall become effective immediately after the record date in the case of such a dividend or distribution.

          8B. ISSUANCE OF RIGHTS OR WARRANTS TO COMMON STOCKHOLDERS. In case Snyder shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Warrant Price by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such market price, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Warrant Price shall be readjusted to the Warrant Price which would have been in effect had the denominator and the numerator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purpose of this Subsection 8B, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Snyder.

          8C. OTHER DIVIDENDS OR DISTRIBUTIONS. In case Snyder shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of Snyder), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Subsections 8A and 8B above), then in each such case the Warrant Price shall be reduced retroactively so that the same shall equal the amount determined by multiplying the Warrant Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the numerator shall be such market price per share of the Common Stock less the amount of cash and the then fair market value (as determined in good faith by the Board of Directors of Snyder) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          8D. CALCULATION OF MARKET PRICE. For the purpose of any computation hereunder, the market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing with the 30th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by Snyder for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of
     Directors of the Corporation in good faith.    The term "trading
     day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

          8E. DISTRIBUTION OF COMMON STOCK, SUBDIVISIONS AND COMBINATIONS. In case Snyder shall pay a dividend or make a distribution on its Common Stock in additional shares of Common Stock, then the Warrant Price shall be adjusted by multiplying such Warrant Price by a fraction of which the denominator shall be the number of shares outstanding on the record date for such dividend or distribution plus the number of shares to be distributed and the numerator shall be the number of shares outstanding on the record date of such dividend or distribution. In case Snyder shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of Snyder shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased. For purpose of this Subsection 8E, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of Snyder.

          8F. MINIMUM ADJUSTMENTS. No adjustment in the Warrant Price under this Section 8 shall be required unless such adjustment would equal at least $.05 per share; provided, however, that Snyder may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this Subsection 8F are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          8G. ADJUSTMENTS TO WARRANT NUMBER. Whenever there shall be any change in the Warrant Price under this Section 8, then there shall be an adjustment (to the nearest hundredth of a share) in the number of shares of Common Stock purchasable at such Warrant Price upon exercise of this Warrant (the "Warrant Number"), which adjustment shall become effective at the time such change in the Warrant Price applicable thereto becomes effective and shall be made by multiplying the Warrant Number in effect immediately before such change in the Warrant Price applicable thereto by a fraction the numerator of which is such Warrant Price immediately before such change and the denominator of which is such Warrant Price immediately after such change.

          8H. OTHER ADJUSTMENTS. In the event that at any time, as a result of any adjustment made pursuant to this Section 8, the Holder of this Warrant shall become entitled to receive any shares of Snyder other than shares of Common Stock or to receive any other securities, the Warrant Price and number of such other shares or securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8 with respect to the Common Stock.

          8I. RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, ETC. In case of any reclassification of the Common Stock, any consolidation of Snyder with, or merger of Snyder into, any other Person (as defined below), any merger of another Person into Snyder (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of Snyder), any sale or transfer of all or substantially all of the assets of Snyder or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of this Warrant shall have the right thereafter, during the period this Warrant shall be exercisable, to exercise this Warrant to acquire only the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of Snyder issuable upon exercise of this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. Snyder will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than Snyder) resulting from such consolidation or merger or the Person purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the Holder) executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of Snyder, the obligation to deliver to such Holder such securities, cash or other property as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of Snyder, Snyder shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate (as defined below) of such Person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the securities, cash or other property then issuable with respect to the Common Stock of Snyder or the securities, cash or other property, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. The term "Person" as used in this Subsection 8I shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. For the purposes of this Subsection 8I, an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          8J. SEPARATE ADJUSTMENTS TO WARRANT PRICE. To the extent a different Warrant Price shall be in effect for the 3-Year Shares and the 4-Year Shares, adjustments to each such Warrant Price shall be separately calculated as if each such Warrant Price were the only Warrant Price in effect under the Warrant.

          Section 9. NOTICE OF ADJUSTMENT. Upon any adjustment of the Warrant Price, then and in each such case Snyder shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of Snyder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the Warrant Number, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          Section 10.  OTHER NOTICES.  In case at any time:

               (1) Snyder shall declare any cash dividend upon its Common Stock payable at a rate which exceeds the rate of the last cash dividend theretofore paid by more than $.01 per share;

               (2) Snyder shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

               (3) Snyder shall authorize the granting or issuance to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or other rights;

               (4) Snyder obtains knowledge of any offer to purchase (including any tender offer) any shares of any class of its stock from Snyder or the holders of such shares;


               (5) there shall be any capital reorganization, or reclassification of the capital stock of Snyder, or consolidation or merger of Snyder with, or sale of all or substantially all of its assets to, another corporation; or

               (6) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Snyder;

     then, in any one or more of said cases, Snyder shall give, by first-class mail, postage prepaid, addressed to the Holder at the address of such Holder as shown on the books of Snyder (a) at least 15 days' prior written notice of the date on which the books of Snyder shall close or a record shall be taken for such dividend, distribution or subscription or purchase rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 15 days' prior written notice of the date when the same shall take place, and
     (c) promptly upon obtaining knowledge of any such offer to purchase shares of any class of its stock. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be, and such notice in accordance with the foregoing clause (c) shall also specify in reasonable detail the terms of the offer to purchase.

          Section 11. REGISTRATION. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law, or listing on any domestic securities exchange, before such shares may be issued upon exercise, Snyder will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved or listed on the relevant domestic securities exchange, as the case may be.

          Section 12. CLOSING OF BOOKS. Snyder will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          Section 13. REGISTRATION RIGHTS. The rights set forth in this Section 13 may be exercised by the Holder at any time or from time to time during the period commencing on February 8, 1995 and ending on the date which is 36 months after the final date on which any right to purchase Common Stock hereunder is exercised by the Holder.

          13A. REGISTRATION ON REQUEST. Upon written notice of a Holder requesting that Snyder effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the shares of Common Stock held by it (collectively, the "Registrable Stock") which notice shall specify the intended method or methods of disposition of such Registrable Stock, Snyder will file a registration statement with the Securities and Exchange Commission ("SEC") (at the earliest possible date and, except as provided herein, no later than 30 days following receipt of such notice) and use its reasonable best efforts to effect the registration, under the Securities Act, of such Registrable Stock for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

               (1) if, upon receipt of a registration request pursuant to this Subsection 13A, Snyder is advised in writing (with a copy to the requesting Holder) by a recognized independent investment banking firm selected by the Board of Directors of Snyder that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities by Snyder (other than in connection with employee benefit and similar plans) (a "Public Offering") for which a registration statement had been filed by Snyder prior to receiving such registration request, Snyder shall not be required to effect a registration pursuant to this Section 13A until the earlier of (i) three months after the completion of such Public Offering, (ii) the termination of any "black out" period required by the underwriters, if any, to be applicable to such Holder in connection with such Public Offering, (iii) promptly after abandonment of such Public Offering or (iv) 135 days after the date of written notice of the Holder requesting registration; and

               (2) if a registration request is made while a merger, consolidation, acquisition, disposition or other material development involving Snyder is pending, and the general counsel of Snyder determines in writing that the filing of a registration statement would require the disclosure of information that is material to such transaction or material development which Snyder has a bona fide business purpose for preserving as confidential, and Snyder promptly provides the Holder requesting registration a copy of such determination, Snyder shall not be required to effect a registration pursuant to this Subsection 13A until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 135 days after the date of written notice by the Holder requesting registration.

          13B. THIRD PERSON SHARES. Snyder shall have the right to cause the registration of securities for sale for the account of any person in any registration of Registrable Stock requested pursuant to Section 13A, provided that Snyder shall not have the right to cause the registration of such securities if the Holder requesting registration is advised in writing (with a copy to Snyder) by a recognized independent investment banking firm selected by the Holder that, in such firm's opinion, registration of such securities would adversely affect the offering and sale of the Registrable Stock then contemplated by the Holder.

          13C. REGISTRATION EXPENSES. Snyder shall be responsible for the payment of all Registration Expenses (as defined below) in connection with any registration pursuant to Section 13, it being understood that with respect to any such registration the Holder shall bear its own legal costs and all underwriting discounts and dealer fees attributable on a pro rata basis to the shares of Registrable Stock which such Holder desires to register. "Registration Expenses," as used herein means all expenses incident to Snyder's performance of or compliance with the registration requirements set forth in this Section 13 including, without limitation, the following: (i) the fees, disbursements and expenses of Snyder's counsel(s) (United States and foreign) and accountants in connection with any such registration; (ii) all underwriting discounts and dealer fees which are not attributable on a pro rata basis to the shares of Registrable Stock being registered; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iv) all fees and expenses incurred in listing the Registrable Stock on any stock exchange and any transfer agent or registrar fees; (v) the cost of printing or producing any agreements(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Registrable Stock to be disposed of; (vi) all expenses in connection with the qualification of Registrable Stock to be disposed of for offering and sale under state securities laws, including the fees and disbursements of one firm of legal counsel for the Holders and underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; and
     (vii) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Stock to be disposed of.

          13D. REGISTRATION PROCEDURES. If and whenever Snyder is required to use its reasonable best efforts to effect the registration of any Registrable Stock under the Securities Act as provided in Subsection 13A, Snyder will as promptly as is practicable:

               (1) prepare, file and use its reasonable best efforts to cause to become effective a registration statement on such form as Snyder reasonably selects under the Securities Act or update by amendment or supplement a previously filed registration statement regarding the Registrable Stock to be offered;

               (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock until the earlier of such time as all of such Registrable Stock has been disposed of in accordance with the intended methods of disposition by the Holder set forth in such registration statement or the expiration of twelve months after such registration statement becomes effective;

               (3) furnish to the Holder and to any underwriter of such Registrable Stock such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as such Holder or such underwriter may reasonably request;

               (4) use its reasonable best efforts to register or qualify all Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions, and to list such Registrable Stock on any stock exchange, as the Holder or any underwriter of such Registrable Stock shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holder or any underwriter to consummate the disposition in such jurisdictions of its Registrable Stock covered by such registration statement, except that Snyder shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (5) in the case of an underwritten offering of Registrable Securities (i) furnish to the Holder, addressed to it, an opinion of counsel for Snyder, dated the date of the closing under the underwriting agreement, and (ii) use its best efforts to furnish to the Holder, addressed to it, a "cold comfort" letter signed by the independent public accountants who have audited Snyder's financial statements included or incorporated in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holder may reasonably request; and

               (6) immediately notify the Holder at any time when a prospectus relating to a registration pursuant to Section 13 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Holder prepare and furnish to the Holder and any underwriter of the Registrable Stock a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Snyder may require the Holder to furnish such information regarding the Holder and the distribution of such securities as Snyder may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

          13E. UNDERWRITING. If requested by the underwriters for any underwritten offering of Registrable Stock pursuant to a registration requested hereunder, Snyder will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Snyder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Subsection 13H hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Subsection 13D. The Holder(s) on whose behalf Registrable Stock is to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Snyder to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder(s).

          13F. BLACKOUT PERIODS. (1) At any time when a registration statement pursuant to Section 13 relating to Registrable Stock is effective, upon written notice from Snyder to the Holder that either:

                    (i)  Snyder has determined to engage in a
               financing and has been advised in writing (with a copy to such Holder) by a recognized independent investment banking firm selected by the Board of Directors of Snyder that, in such firm's opinion, Snyder's sale of Registrable Stock pursuant to the registration statement would adversely affect Snyder's own immediately planned financing (a "Transaction Blackout"); or

                    (ii) the general counsel of Snyder determines in good faith in writing (with a copy to such Holder) that the Holder's sale of Registrable Stock pursuant to the registration statement would require disclosure of material information which Snyder has a bona fide business purpose for preserving as confidential as a result of a pending merger, consolidation, acquisition, disposition or other material development involving Snyder (an "Information Blackout"),

          Snyder shall suspend sales of Registrable Stock pursuant to such registration statement until the earlier of

                        (X) (i) in the case of a Transaction Blackout,
                    the earliest of (A) three months after the completion of such financing, (B) the termination of any "blackout" period required by the underwriters to be applicable to Snyder, if any, in connection with such financing, (C) abandonment of such financing and (D) 135 days after the date of Snyder's written notice of a Transaction Blackout, or (ii) in the case of an Information Blackout, the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 135 days after receipt of notice by the Holder requesting the registration, and

                        (Y)  such time as Snyder notifies the Holder
                    that sales pursuant to such registration statement may be resumed;

     provided, that Snyder may not impose a Transaction Blackout from the date notice is received from the Holder requesting registration until 90 days after the initial effectiveness hereunder of any registration statement relating to the Registrable Stock or during any underwritten public offering of Registrable Stock.

          13G. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Stock under the Securities Act, Snyder will give the Holder and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of Snyder with its officers and the independent public accountants who have audited its financial statements as shall be necessary, in the opinion of the Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               13H. INDEMNIFICATION AND CONTRIBUTION. (1) In the event of any registration of any Registrable Stock hereunder, Snyder will enter into customary indemnification arrangements to indemnify and hold harmless the Holder, its directors and officers, each person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Snyder will reimburse each such person for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Snyder shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished by such person to Snyder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Snyder or any such director, officer or controlling person and shall survive the transfer of the registered securities by the Holder. Snyder also shall agree to provide provision for contribution as shall be reasonably requested by the Holder or any underwriters in circumstances where such indemnity is held unenforceable.

               (2)  The Holder, by virtue of exercising its
          registration rights hereunder, agrees and undertakes to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (1) of this Section 13H) each director of Snyder, each officer of Snyder who shall sign such registration statement, each person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each person, if any, who controls Snyder or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by it to Snyder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Snyder or any such director, officer or controlling person and shall survive the transfer of the registered securities by the Holder. The Holder also shall agree to provide provision for contribution as shall be reasonably requested by Snyder or any underwriters in circumstances where such indemnity is held unenforceable.

               (3) Indemnification and contribution similar to that specified in the preceding subdivisions of this Subsection 13H (with appropriate modifications) shall be given by Snyder and the Holder with respect to any required registration or other qualification of such Registrable Stock under any federal or state law or regulation of governmental authority other than the Securities Act.

          Section 14. WARRANT TRANSFERABLE. This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, at the office or agency of Snyder by the Holder in person or by such Holder's duly authorized attorney, upon surrender of this Warrant properly endorsed; provided, however, that (A) Snyder shall have consented in writing to such transfer (which consent shall not be unreasonably withheld) and
     (B) each transferee (other than UPRC or any affiliate of UPRC) of this Warrant and the rights hereunder shall have acquired the right to purchase at least 200,000 but not more than 750,000 shares of Common Stock issuable hereunder. It is understood that Snyder will cause to be placed upon certificates for shares of Common Stock issued upon the exercise hereof, a legend applicable to the disposition of such shares, provided that forthwith upon any such disposition becoming permissible pursuant to a registration statement filed under Section 13 or otherwise Snyder will substitute therefor, at its expense, new certificates not bearing such legend.

          Such legend shall read substantially as follows:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares cannot be sold or transferred unless they are so registered or when exemption from registration is then available."

          Section 15. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of Snyder, the Holder of, and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Sections 13 and 14 shall survive the exercise of this Warrant.

          Section 16. WARRANTS EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of Snyder for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by said Holder at the time of such surrender.

          Section 17. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of New York.

          IN WITNESS WHEREOF, Snyder Oil Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated February 8, 1994.

                                   Snyder Oil Corporation

                                   By:_________________________
                                                       Chairman

     [Corporate Seal]

     Attest:

     __________________________________
                              Secretary


                             PURCHASE AGREEMENT

                                                       ___________, 19__

     To:

          The undersigned, pursuant to the provisions set forth in the within Warrant, hereby subscribes for and agrees to purchase [___ 3-Year Shares and ___ 4-year Shares] of the Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant.

                              Signature

                              Address

                                ____________

                                 ASSIGNMENT

          FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of the Common Stock covered thereby set forth hereinbelow unto:

          Name of Assignee              Address        No. and  Type
     of Shares

     Dated:______________, 19__

                              Signature

                              Witness